October 2024

Preliminary Pricing Supplement No. 4,264

Registration Statement Nos. 333-275587; 333-275587-01

Dated October 4, 2024

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Jump Securities with Auto-Callable Feature due October 7, 2027, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of DexCom, Inc., the Common Stock of Devon Energy Corporation and the Common Stock of Microsoft Corporation

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities will pay no interest, do not guarantee the repayment of any principal at maturity and have the terms described in the accompanying product supplement and prospectus, as supplemented or modified by this document. Beginning after one year, the securities will be automatically redeemed if the closing price of each of the common stock of DexCom, Inc., the common stock of Devon Energy Corporation and the common stock of Microsoft Corporation, which we refer to collectively as the underlying stocks (each multiplied by its respective then-current adjustment factor) on any of the quarterly determination dates is greater than or equal to its respective then-applicable call threshold level, for an early redemption payment that will increase over the term of the securities and that will correspond to a per annum return of approximately 31.00%. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final share price of each underlying stock is greater than or equal to 70% of its respective initial share price, investors will receive a payment at maturity of $1,930.00 per $1,000 security. If the securities have not previously been redeemed and the final share price of any underlying stock is less than 70% of its respective initial share price but the final share price of each underlying stock is greater than or equal to 50% of its respective initial share price, which we refer to as the respective downside threshold level, investors will receive a payment at maturity of $1,000 per $1,000 security. However, if the securities are not automatically redeemed prior to maturity and the final share price of any underlying stock is less than its respective downside threshold level, investors will be exposed to the decline of the worst performing underlying stock from its initial share price on a 1-to-1 basis and will receive a payment at maturity that is less than 50% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment. Because all payments on the securities are based on the worst performing of the underlying stocks, a decline beyond the respective downside threshold level of any underlying stock will result in a significant loss of your investment, even if the other underlying stocks have appreciated or have not declined as much. The securities are for investors who are willing to risk their principal based on the worst performing of three underlying stocks and forgo current income and participation in the appreciation of the underlying stocks in exchange for the possibility of receiving an early redemption payment or payment at maturity greater than the stated principal amount if each of the underlying stocks closes at or above its respective then-applicable call threshold level on a quarterly determination date or at or above 70% of its respective initial share price on the final determination date and the limited protection against loss that applies only if the final share price of each underlying stock is greater than or equal to the respective downside threshold level. Investors will not participate in any appreciation of any underlying stock. The securities are issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlying stocks:	DexCom, Inc. common stock (the “DXCM Stock”), Devon Energy Corporation common stock (the “DVN Stock”) and Microsoft Corporation common stock (the “MSFT Stock”)
Aggregate principal amount:	$
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	October 8, 2024
Original issue date:	October 11, 2024 (3 business days after the pricing date)
Maturity date:	October 7, 2027
Early redemption:

The securities are not subject to automatic early redemption until approximately one year after the original issue date. Following this 1-year initial non-call period, if, on any of the quarterly determination dates, beginning on October 9, 2025, the determination closing price of each underlying stock is greater than or equal to its respective call threshold level, the securities will be automatically redeemed for the relevant early redemption payment on the related early redemption date. No further payments will be made on the securities once they have been redeemed.

The securities will not be redeemed on any early redemption date if the determination closing price of any underlying stock is below its respective call threshold level on the related determination date.

Early redemption payment:

The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of approximately 31.00% per annum) for each quarterly determination date. See “Determination Dates, Early Redemption Dates and Early Redemption Payments” below.

Determination dates:

Quarterly, beginning on October 9, 2025, as set forth under “Determination Dates, Early Redemption Dates and Early Redemption Payments (Beginning After One Year)” below.

The determination dates are subject to postponement for non-trading days and certain market disruption events.

Early redemption dates:

Quarterly, beginning on October 15, 2025, as set forth under “Determination Dates, Early Redemption Dates and Early Redemption Payments (Beginning After One Year)” below. If any such day is not a business day, the early redemption payment, if payable, will be paid on the next business day, and no adjustments will be made to the early redemption payment.

Downside threshold level:

With respect to the DXCM Stock, $32.84, which is 50% of its initial share price

With respect to the DVN Stock, $20.895, which is 50% of its initial share price

With respect to the MSFT Stock, $208.27, which is 50% of its initial share price

Call threshold level:

1st determination date:

With respect to the DXCM Stock: $59.112, which is 90% of its initial share price

With respect to the DVN Stock: $37.611, which is 90% of its initial share price

With respect to the MSFT Stock: $374.886, which is 90% of its initial share price

5th determination date:

With respect to the DXCM Stock: $52.544, which is 80% of its initial share price

With respect to the DVN Stock: $33.432, which is 80% of its initial share price

With respect to the MSFT Stock: $333.232, which is 80% of its initial share price

2nd determination date:

With respect to the DXCM Stock: $57.47, which is 87.50% of its initial share price

With respect to the DVN Stock: $36.566, which is approximately 87.50% of its initial share price

With respect to the MSFT Stock: $364.473, which is approximately 87.50% of its initial share price

6th determination date:

With respect to the DXCM Stock: $50.902, which is 77.50% of its initial share price

With respect to the DVN Stock: $32.387, which is approximately 77.50% of its initial share price

With respect to the MSFT Stock: $322.819, which is approximately 77.50% of its initial share price

3rd determination date:

With respect to the DXCM Stock: $55.828, which is 85% of its initial share price

With respect to the DVN Stock: $35.522, which is approximately 85% of its initial share price

With respect to the MSFT Stock: $354.059, which is 85% of its initial share price

7th determination date:

With respect to the DXCM Stock: $49.26, which is 75% of its initial share price

With respect to the DVN Stock: $31.343, which is approximately 75% of its initial share price

With respect to the MSFT Stock: $312.405, which is 75% of its initial share price

4th determination date:

With respect to the DXCM Stock: $54.186, which is 82.50% of its initial share price

With respect to the DVN Stock: $34.477, which is approximately 82.50% of its initial share price

With respect to the MSFT Stock: $343.646, which is approximately 82.50% of its initial share price

8th determination date:

With respect to the DXCM Stock: $47.618, which is 72.50% of its initial share price

With respect to the DVN Stock: $30.298, which is approximately 72.50% of its initial share price

With respect to the MSFT Stock: $301.992, which is approximately 72.50% of its initial share price

Determination closing price:

With respect to each underlying stock, on any trading day, the closing price of such underlying stock on such trading day multiplied by the adjustment factor for such underlying stock on such trading day

Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final share price of each underlying stock is greater than or equal to 70% of its respective initial share price:

$1,930.00

●If the final share price of any of the underlying stocks is less than 70% of its respective initial share price but the final share price of each of the underlying stocks is greater than or equal to its respective downside threshold level:

$1,000

●If the final share price of any underlying stock is less than its respective downside threshold level:

$1,000 x share performance factor of the worst performing underlying stock

Under these circumstances, you will lose more than 50%, and possibly all, of your investment.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $979.70 per security, or within $30.00 of that estimate. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public(1)	Agent’s commissions and fees(2)	Proceeds to us(3)
Per security	$1,000	$	$
Total	$	$	$

(1)The securities will be sold only to investors purchasing the securities in fee-based advisory accounts.

(2)MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $ per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(3) See “Use of proceeds and hedging” on page 27.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 11.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying product supplement, please note that all references in such supplement to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated November 16, 2023   Prospectus dated April 12, 2024

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due October 7, 2027, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of DexCom, Inc., the Common Stock of Devon Energy Corporation and the Common Stock of Microsoft Corporation

Principal at Risk Securities

Terms continued from previous page:

Initial share price:

With respect to the DXCM Stock, $65.68, which is its closing price on October 3, 2024

With respect to the DVN Stock, $41.79, which is its closing price on October 3, 2024

With respect to the MSFT Stock, $416.54, which is its closing price on October 3, 2024

Final share price:	With respect to each underlying stock, the respective determination closing price of such underlying stock on the final determination date
Adjustment factor:	With respect to each underlying stock, 1.0, subject to adjustment in the event of certain corporate events affecting such underlying stock
Share performance factor:	With respect to each underlying stock, the final share price divided by the initial share price
Worst performing underlying stock:	The underlying stock with the largest percentage decrease from the respective initial share price to the respective final share price
CUSIP:	61776WCD3
ISIN:	US61776WCD39
Listing:	The securities will not be listed on any securities exchange.

Determination Dates, Early Redemption Dates and Early Redemption Payments (Beginning After One Year)

Determination Dates	Early Redemption Dates		Early Redemption Payments (per $1,000 Security)
1st determination date:	October 9, 2025	1st early redemption date:	October 15, 2025	$1,310.00
2nd determination date:	January 5, 2026	2nd early redemption date:	January 8, 2026	$1,387.50
3rd determination date:	April 6, 2026	3rd early redemption date:	April 9, 2026	$1,465.00
4th determination date:	July 6, 2026	4th early redemption date:	July 9, 2026	$1,542.50
5th determination date:	October 5, 2026	5th early redemption date:	October 8, 2026	$1,620.00
6th determination date:	January 4, 2027	6th early redemption date:	January 7, 2027	$1,697.50
7th determination date:	April 5, 2027	7th early redemption date:	April 8, 2027	$1,775.00
8th determination date:	July 6, 2027	8th early redemption date:	July 9, 2027	$1,852.50
Final determination date:	October 4, 2027	See “Maturity date” above.		See “Payment at maturity” above.

October 2024 Page 2

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due October 7, 2027, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of DexCom, Inc., the Common Stock of Devon Energy Corporation and the Common Stock of Microsoft Corporation

Principal at Risk Securities

Investment Summary

Jump Securities with Auto-Callable Feature

Principal at Risk Securities

The Jump Securities with Auto-Callable Feature due October 7, 2027, with 1-Year Initial Non-Call Period All Payments on the Securities Based on the Worst Performing of the Common Stock of DexCom, Inc., the Common Stock of Devon Energy Corporation and the Common Stock of Microsoft Corporation (the “securities”) do not provide for the regular payment of interest and do not guarantee any repayment of the stated principal amount at maturity. Instead, the securities will be automatically redeemed if the closing price of each underlying stock (multiplied by its respective then-current adjustment factor) on any of the determination dates is greater than or equal to its respective then-applicable call threshold level, for an early redemption payment that will increase over the term of the securities and that will correspond to a per annum return of approximately 31.00%, as described below. At maturity, if the securities have not previously been redeemed and the final share price of each underlying stock is greater than or equal to 70% of its respective initial share price, investors will receive a payment at maturity of $1,930.00 per $1,000 security. If the securities have not previously been redeemed and the final share price of any underlying stock is less than 70% of its respective initial share price but the final share price of each underlying stock is greater than or equal to its respective downside threshold level, investors will receive a payment at maturity of $1,000 per $1,000 security. However, if the securities are not automatically redeemed prior to maturity and the final share price of any underlying stock is less than its respective downside threshold level, investors will be exposed to the decline of the worst performing underlying stock from its initial share price on a 1-to-1 basis and will receive a payment at maturity that is less than 50% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

Maturity:	Approximately 3 years
Automatic early redemption quarterly (beginning after one year):

If, on any of the quarterly determination dates, beginning October 9, 2025, the closing price of each underlying stock (multiplied by its respective then-current adjustment factor) is greater than or equal its respective then-applicable call threshold level, the securities will be automatically redeemed for the relevant early redemption payment on the relevant early redemption date.

Call threshold levels:

1st determination date:

With respect to the DXCM Stock: $59.112, which is 90% of its initial share price

With respect to the DVN Stock: $37.611, which is 90% of its initial share price

With respect to the MSFT Stock: $374.886, which is 90% of its initial share price

2nd determination date:

With respect to the DXCM Stock: $57.47, which is 87.50% of its initial share price

With respect to the DVN Stock: $36.566, which is approximately 87.50% of its initial share price

With respect to the MSFT Stock: $364.473, which is approximately 87.50% of its initial share price

3rd determination date:

With respect to the DXCM Stock: $55.828, which is 85% of its initial share price

With respect to the DVN Stock: $35.522, which is approximately 85% of its initial share price

With respect to the MSFT Stock: $354.059, which is 85% of its initial share price

4th determination date:

With respect to the DXCM Stock: $54.186, which is 82.50% of its initial share price

With respect to the DVN Stock: $34.477, which is approximately 82.50% of its initial share price

With respect to the MSFT Stock: $343.646, which is approximately 82.50% of its initial share price

5th determination date:

With respect to the DXCM Stock: $52.544, which is 80% of its initial share price

With respect to the DVN Stock: $33.432, which is 80% of its initial share price

October 2024 Page 3

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due October 7, 2027, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of DexCom, Inc., the Common Stock of Devon Energy Corporation and the Common Stock of Microsoft Corporation

Principal at Risk Securities

With respect to the MSFT Stock: $333.232, which is 80% of its initial share price

6th determination date:

With respect to the DXCM Stock: $50.902, which is 77.50% of its initial share price

With respect to the DVN Stock: $32.387, which is approximately 77.50% of its initial share price

With respect to the MSFT Stock: $322.819, which is approximately 77.50% of its initial share price

7th determination date:

With respect to the DXCM Stock: $49.26, which is 75% of its initial share price

With respect to the DVN Stock: $31.343, which is approximately 75% of its initial share price

With respect to the MSFT Stock: $312.405, which is 75% of its initial share price

8th determination date:

With respect to the DXCM Stock: $47.618, which is 72.50% of its initial share price

With respect to the DVN Stock: $30.298, which is approximately 72.50% of its initial share price

With respect to the MSFT Stock: $301.992, which is approximately 72.50% of its initial share price

Early redemption payment:

The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of approximately 31.00% per annum) for each quarterly determination date, as follows:

●1st determination date:

$1,310.00

●2nd determination date:

$1,387.50

●3rd determination date:

$1,465.00

●4th determination date:

$1,542.50

●5th determination date:

$1,620.00

●6th determination date:

$1,697.50

●7th determination date:

$1,775.00

●8th determination date:

$1,852.50

No further payments will be made on the securities once they have been redeemed.

Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final share price of each underlying stock is greater than or equal to 70% of its respective initial share price:

$1,930.00

●If the final share price of any of the underlying stocks is less than 70% of its respective initial share price but the final share price of each of the underlying stocks is greater than or equal to its respective downside threshold level:

$1,000

●If the final share price of any underlying stock is less than its respective downside threshold level:

$1,000 x share performance factor of the worst performing underlying stock

If the securities are not redeemed prior to maturity and the final share price of any underlying stock is less than its respective downside threshold level, investors will be fully exposed to the negative performance of the worst performing underlying stock and will receive a payment at maturity that is less than 50% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

October 2024 Page 4

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due October 7, 2027, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of DexCom, Inc., the Common Stock of Devon Energy Corporation and the Common Stock of Microsoft Corporation

Principal at Risk Securities

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000. We estimate that the value of each security on the pricing date will be approximately $979.70, or within $30.00 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying stocks. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying stocks, instruments based on the underlying stocks, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the early redemption payment amounts, the call threshold levels and the downside threshold levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

October 2024 Page 5

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due October 7, 2027, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of DexCom, Inc., the Common Stock of Devon Energy Corporation and the Common Stock of Microsoft Corporation

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, beginning after one year, the securities will be automatically redeemed for an early redemption amount corresponding to a return of approximately 31.00% per annum if the closing price of each of the underlying stocks (multiplied by its respective then-current adjustment factor) on any of the quarterly determination dates is greater than or equal to its respective then-applicable call threshold level.

The following scenarios are for illustrative purposes only to demonstrate how an automatic early redemption payment or the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed prior to maturity and the payment at maturity may be significantly less than the stated principal amount of the securities and may be zero.

Scenario 1: The securities are redeemed prior to maturity

Beginning after one year, when the closing price of each underlying stock (multiplied by its respective then-current adjustment factor) is greater than or equal to its respective then-applicable call threshold level on any of the quarterly determination dates, the securities will be automatically redeemed for the relevant early redemption payment on the relevant early redemption date, corresponding to a return of approximately 31.00% per annum. Investors do not participate in any appreciation of the underlying stocks.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive a positive return at maturity

This scenario assumes that the closing price of at least one underlying stock (multiplied by its respective then-current adjustment factor) is below its respective then-applicable call threshold level on each of the quarterly determination dates (beginning after one year). Consequently, the securities are not redeemed prior to maturity. On the final determination date, the final share price of each underlying stock is at or above 70% of its respective initial share price. At maturity, investors will receive a cash payment equal to $1,930.00 per stated principal amount, corresponding to a return of approximately 31.00% per annum. Investors do not participate in any appreciation of the underlying stocks.

Scenario 3: The securities are not redeemed prior to maturity, and investors receive the return of principal at maturity

This scenario assumes that at least one underlying stock closes below its respective then-applicable redemption threshold level on each of the quarterly determination dates (beginning after one year). Consequently, the securities are not redeemed prior to maturity. On the final determination date, at least one underlying stock closes below 70% of its respective initial share price, but the final share price of each underlying stock is greater than or equal to its respective downside threshold level. At maturity, investors will receive a cash payment equal to $1,000 per $1,000 security.

Scenario 4: The securities are not redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity

This scenario assumes that the closing price of the worst performing underlying stock (multiplied by its respective then-current adjustment factor) is below its respective then-applicable call threshold level on each of the quarterly determination dates (beginning after one year). Consequently, the securities are not redeemed prior to maturity. On the final determination date, the final share price of any underlying stock is below its respective downside threshold level. At maturity, investors will receive an amount equal to the stated principal amount multiplied by the share performance factor of the worst performing underlying stock. Under these circumstances, the payment at maturity will be significantly less than the stated principal amount and could be zero.

October 2024 Page 6

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due October 7, 2027, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of DexCom, Inc., the Common Stock of Devon Energy Corporation and the Common Stock of Microsoft Corporation

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples are for illustrative purposes only. Whether the securities are redeemed prior to maturity will be determined by reference to the closing price of each underlying stock on each of the quarterly determination dates (beginning after one year), and the payment at maturity (if the securities are not redeemed prior to maturity) will be determined by reference to the final share price of each underlying stock on the final determination date. The actual initial share prices, call threshold levels and downside threshold levels are set forth on the cover of this document. Some numbers appearing in the examples below may have been rounded for ease of analysis. All payments on the securities are subject to our credit risk. The below examples assume that there are no adjustments to the adjustment factors and are based on the following terms:

Hypothetical Initial Share Price:	With respect to the DXCM Stock: $60.00 With respect to the DVN Stock: $40.00 With respect to the MSFT Stock: $400.00
Hypothetical Call Threshold Levels:

1st determination date:

With respect to the DXCM Stock: $54.00, which is 90% of its hypothetical initial share price

With respect to the DVN Stock: $36.00, which is 90% of its hypothetical initial share price

With respect to the MSFT Stock: $360.00, which is 90% of its hypothetical initial share price

2nd determination date:

With respect to the DXCM Stock: $52.50, which is 87.50% of its hypothetical initial share price

With respect to the DVN Stock: $35.00, which is 87.50% of its hypothetical initial share price

With respect to the MSFT Stock: $350.00, which is 87.50% of its hypothetical initial share price

3rd determination date:

With respect to the DXCM Stock: $51.00, which is 85% of its hypothetical initial share price

With respect to the DVN Stock: $34.00, which is 85% of its hypothetical initial share price

With respect to the MSFT Stock: $340.00, which is 85% of its hypothetical initial share price

4th determination date:

With respect to the DXCM Stock: $49.50, which is 82.50% of its hypothetical initial share price

With respect to the DVN Stock: $33.00, which is 82.50% of its hypothetical initial share price

With respect to the MSFT Stock: $330.00, which is 82.50% of its hypothetical initial share price

5th determination date:

With respect to the DXCM Stock: $48.00, which is 80% of its hypothetical initial share price

With respect to the DVN Stock: $32.00, which is 80% of its hypothetical initial share price

With respect to the MSFT Stock: $320.00, which is 80% of its hypothetical initial share price

6th determination date:

With respect to the DXCM Stock: $46.50, which is 77.50% of its hypothetical initial share price

With respect to the DVN Stock: $31.00, which is 77.50% of its hypothetical initial share price

With respect to the MSFT Stock: $310.00, which is 77.50% of its hypothetical initial share price

7th determination date:

With respect to the DXCM Stock: $45.00, which is 75% of its hypothetical initial share price

With respect to the DVN Stock: $30.00, which is 75% of its hypothetical initial share price

With respect to the MSFT Stock: $300.00, which is 75% of its hypothetical initial share price

8th determination date:

With respect to the DXCM Stock: $43.50, which is 72.50% of its hypothetical initial share price

With respect to the DVN Stock: $29.00, which is 72.50% of its hypothetical initial share price

With respect to the MSFT Stock: $290.00, which is 72.50% of its hypothetical initial share price

70% of the Hypothetical Initial Share Price:	With respect to the DXCM Stock: $42.00 With respect to the DVN Stock: $28.00 With respect to the MSFT Stock: $280.00
Hypothetical Downside Threshold Level:

With respect to the DXCM Stock: $30.00, which is 50% of its hypothetical initial share price

With respect to the DVN Stock: $20.00, which is 50% of its hypothetical initial share price

With respect to the MSFT Stock: $200.00, which is 50% of its hypothetical initial share price

October 2024 Page 7

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due October 7, 2027, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of DexCom, Inc., the Common Stock of Devon Energy Corporation and the Common Stock of Microsoft Corporation

Principal at Risk Securities

Early Redemption Payment:

The early redemption payment will be an amount in cash per stated principal amount corresponding to a return of approximately 31.00% per annum for each quarterly determination date, as follows:

●1st determination date:

$1,310.00

●2nd determination date:

$1,387.50

●3rd determination date:

$1,465.00

●4th determination date:

$1,542.50

●5th determination date:

$1,620.00

●6th determination date:

$1,697.50

●7th determination date:

$1,775.00

●8th determination date:

$1,852.50

No further payments will be made on the securities once they have been redeemed.

Payment at Maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final share price of each underlying stock is greater than or equal to 70% of its respective initial share price:

$1,930.00

●If the final share price of any of the underlying stocks is less than 70% of its respective initial share price but the final share price of each of the underlying stocks is greater than or equal to its respective downside threshold level:

$1,000

●If the final share price of any underlying stock is less than its respective downside threshold level:

$1,000 x share performance factor of the worst performing underlying stock

Under these circumstances, you will lose a significant portion or all of your investment.

Stated Principal Amount:	$1,000

October 2024 Page 8

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due October 7, 2027, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of DexCom, Inc., the Common Stock of Devon Energy Corporation and the Common Stock of Microsoft Corporation

Principal at Risk Securities

Automatic Call:

Example 1 — the securities are redeemed following the second determination date (beginning after one year).

	Determination Closing Price			Payment (per Security)
	DXCM Stock	DVN Stock	MSFT Stock
1st Determination Date	$70.00 (at or above the then-applicable call threshold level)	$25.00 (below the then-applicable call threshold level)	$425.00 (at or above the then-applicable call threshold level)	--
2nd Determination Date	$75.00 (at or above the then-applicable call threshold level)	$55.00 (at or above the then-applicable call threshold level)	$410.00 (at or above the then-applicable call threshold level)	$1,387.50

In this example, on the first determination date, the closing prices of two of the underlying stocks are at or above their respective then-applicable call threshold level, but the closing price of the other underlying stock is below its respective then-applicable call threshold level. Therefore, the securities are not redeemed. On the second determination date, the closing price of each underlying stock is at or above the respective then-applicable call threshold level. Therefore, the securities are automatically redeemed on the second early redemption date. Investors will receive a payment of $1,387.50 per security on the related early redemption date, corresponding to a quarterly return of approximately 31.00%. No further payments will be made on the securities once they have been redeemed, and investors do not participate in the appreciation of the underlying stocks.

Payment at Maturity

In the following examples, the closing price of each underlying stock on each of the quarterly determination dates is less than its respective then-applicable call threshold level, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	Final Share Price			Payment at Maturity (per Security)
	DXCM Stock	DVN Stock	MSFT Stock
Example 1:	$100.00 (at or above 70% of its initial share price)	$94.00 (at or above 70% of its initial share price)	$405.00 (at or above 70% of its initial share price)	$1,930.00
Example 2:	$39.00 (below 70% of initial share price but at or above its downside threshold level)	$30.00 (at or above 70% of initial share price and at or above its downside threshold level)	$480.00 (at or above 70% of initial share price and at or above its downside threshold level)	$1,000
Example 3:	$84.00 (at or above 70% of initial share price and at or above its downside threshold level)	$16.00 (below its downside threshold level)	$120.00 (below its downside threshold level)	$1,000 × ($120.00 / $400.00) = $300.00
Example 4:	$24.00 (below its downside threshold level)	$12.00 (below its downside threshold level)	$260.00 (below 70% of its initial share price but at or above its downside threshold level)	$1,000 × ($12.00 / $40.00) = $300.00

October 2024 Page 9

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due October 7, 2027, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of DexCom, Inc., the Common Stock of Devon Energy Corporation and the Common Stock of Microsoft Corporation

Principal at Risk Securities

Example 5:	$18.00 (below its downside threshold level)	$8.00 (below its downside threshold level)	$160.00 (below its downside threshold level)	$1,000 × ($8.00 / $40.00) = $200.00

In example 1, the final share price of each underlying stock is at or above 70% of its respective initial share price. Therefore, investors receive $1,930.00 per security at maturity, corresponding to a quarterly return of approximately 31.00%. Investors do not participate in any appreciation of any underlying stock.

In example 2, the final share price of two of the underlying shares are at or above 70% of its initial share price and at or above its downside threshold level, but the final share price of the other underlying stock is below 70% of its initial share price and at or above its downside threshold level. The DXCM Stock has decreased 35% from its initial share price to its final share price, the DVN Stock has decreased 25% from its initial share price to its final share price and the MSFT Stock has increased 20% from its initial share price to its final share price. Therefore, investors receive $1,000 per security at maturity. Investors do not participate in any appreciation in any underlying stock.

In example 3, the final share price of one of the underlying stocks is at or above 70% of its initial share price and at or above its downside threshold level, but the final share prices of the other two underlying stocks are below their respective downside threshold levels. Therefore, investors are exposed to the downside performance of the worst performing underlying stock at maturity. The DXCM Stock has increased 40% from its initial share price to its final share price, the DVN Stock has declined 60% from its initial share price to its final share price and the MSFT Stock has declined 70% from its initial share price to its final share price. Therefore, investors receive at maturity an amount equal to the stated principal amount multiplied by the share performance factor of the MSFT Stock, which is the worst performing underlying stock in this example.

In example 4, the final share price of one of the underlying stocks is below 70% of its initial share price but at or above its downside threshold level, while the final share prices of the two other underlying stocks are below their respective downside threshold levels. Therefore, investors are exposed to the downside performance of the worst performing underlying stock at maturity. The DXCM Stock has declined 60% from its initial share price to its final share price, the DVN Stock has declined 70% from its initial share price to its final share price and the MSFT Stock has declined 35% from its initial share price to its final share price. Therefore, investors receive at maturity an amount equal to the stated principal amount multiplied by the share performance factor of the DVN Stock, which is the worst performing underlying stock in this example.

In example 5, the final share price of each underlying stock is below its respective downside threshold level, and investors receive at maturity an amount equal to the stated principal amount multiplied by the share performance factor of the worst performing underlying stock. The DXCM Stock has declined 70% from its initial share price to its final share price, the DVN Stock has declined 80% from its initial share price to its final share price and the MSFT Stock has declined 60% from its initial share price to its final share price. Therefore, the payment at maturity equals the stated principal amount multiplied by the share performance factor of the DVN Stock, which represents the worst performing underlying stock in this example.

If the securities are not redeemed prior to maturity and the final share price of any underlying stock is below its respective downside threshold level, you will be exposed to the downside performance of the worst performing underlying stock at maturity, and your payment at maturity will be less than 50% of the stated principal amount per security and could be zero.

October 2024 Page 10

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due October 7, 2027, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of DexCom, Inc., the Common Stock of Devon Energy Corporation and the Common Stock of Microsoft Corporation

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not pay interest or guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not pay any interest and do not guarantee the return of any of the stated principal amount at maturity. If the securities have not been automatically redeemed prior to maturity and the final share price of any underlying stock is less than its respective downside threshold level of 50% of its initial share price, you will be exposed to the decline in the worst performing underlying stock, as compared to its respective initial share price, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the stated principal amount multiplied by the share performance factor of the worst performing underlying stock. In this case, the payment at maturity will be less than 50% of the stated principal amount and could be zero.

￭The appreciation potential of the securities is limited by the fixed early redemption payments or payment at maturity specified for each determination date. The appreciation potential of the securities is limited to the fixed early redemption payments specified for each determination date if each of the underlying stocks closes at or above its respective then-applicable call threshold level on any of the quarterly determination dates, or to the upside payment at maturity if the securities have not been redeemed and the final share of each underlying stock is at or above 70% of its initial share price. In all cases, you will not participate in any appreciation of the underlying stocks, which could be significant.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the prices of the underlying stocks on any day, including in relation to the respective initial share prices, call threshold levels and downside threshold levels, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe trading price and volatility (frequency and magnitude of changes in value) of the underlying stocks,

odividend rates on the underlying stocks,

otime remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe occurrence of certain events affecting the underlying stock that may or may not require adjustments to the adjustment factors, and oany actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. For example, you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security if the price of any underlying stock at the time of sale is near or below its downside threshold level or if market interest rates rise.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities upon an early redemption or at maturity and therefore you are subject to our credit risk.

October 2024 Page 11

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due October 7, 2027, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of DexCom, Inc., the Common Stock of Devon Energy Corporation and the Common Stock of Microsoft Corporation

Principal at Risk Securities

If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no further payments on the securities and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be redeemed in the first year of the term of the securities.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭Investing in the securities is not equivalent to investing in the common stock of DexCom, Inc., the common stock of Devon Energy Corporation and the common stock of Microsoft Corporation. Investors in the securities will not participate in any appreciation in the underlying stocks, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying stocks. As a result, any return on the securities will not reflect the return you would realize if you owned shares of the underlying stocks and received the dividends paid or distributions made on them.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

October 2024 Page 12

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due October 7, 2027, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of DexCom, Inc., the Common Stock of Devon Energy Corporation and the Common Stock of Microsoft Corporation

Principal at Risk Securities

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlying stocks), including trading in the underlying stocks. Some of our affiliates also trade the underlying stocks and other financial instruments related to the underlying stocks on a regular basis as part of their general broker-dealer and other businesses. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Any of these hedging or trading activities on or prior to October 3, 2024 could potentially increase the initial share price of an underlying stock, and, therefore, could increase the (i) the value at or above which such underlying stock must close on the determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying stocks), and (ii) downside threshold level for such underlying stock, which is the price at or above which the underlying stock must close on the final determination date (if the securities are not called) so that investors do not suffer a significant loss on their initial investment in the securities (depending also on the performance of the other underlying stocks). Additionally, such hedging or trading activities during the term of the securities could potentially affect the closing price of any underlying stock on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity, if any (depending also on the performance of the other underlying stocks).

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial share prices, the call threshold levels, the downside threshold levels, the final share prices, whether the securities will be redeemed following any determination date, whether a market disruption event has occurred, whether to make any adjustments to the adjustment factors and the payment that you will receive upon an early redemption or at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and certain adjustments to the adjustment factors. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see "Description of Auto-Callable Securities—Postponement of Determination Dates," "—Alternate Exchange Calculation in Case of an Event of Default,” and "—Calculation Agent and Calculations" in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

October 2024 Page 13

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due October 7, 2027, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of DexCom, Inc., the Common Stock of Devon Energy Corporation and the Common Stock of Microsoft Corporation

Principal at Risk Securities

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Additional Information—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the tax treatment of a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities, including the timing and character of income recognized by U.S. Holders and the withholding tax consequences to Non-U.S. Holders, might be materially and adversely affected. For example, there is a risk (which, depending on the market conditions on the pricing date, could be substantial) that the IRS could seek to recharacterize the securities as debt instruments. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlying Stocks

￭You are exposed to the price risk of each of the underlying stocks. Your return on the securities is not linked to a basket consisting of the underlying stocks. Rather, it will be contingent upon the independent performance of each underlying stock. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each of the underlying stocks. Poor performance by any underlying stock over the term of the securities will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying stocks. In addition, if any underlying stock has declined to below its respective downside threshold level as of the final determination date, you will be fully exposed to the decline in the worst performing underlying stock over the term of the securities on a 1-to-1 basis, even if the other underlying stocks have appreciated or have not declined as much. Under these circumstances, the value of any such payment at maturity will be less than 50% of the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of each of the underlying stocks.

￭No affiliation with DexCom, Inc., Devon Energy Corporation or Microsoft Corporation. DexCom, Inc., Devon Energy Corporation and Microsoft Corporation are not affiliates of ours, are not involved with this offering in any way, and have no obligation to consider your interests in taking any corporate actions that might affect the value of the securities. We have not made any due diligence inquiry with respect to DexCom, Inc., Devon Energy Corporation or Microsoft Corporation in connection with this offering.

￭We may engage in business with or involving DexCom, Inc., Devon Energy Corporation or Microsoft Corporation without regard to your interests. We or our affiliates may presently or from time to time engage in business with DexCom, Inc., Devon Energy Corporation or Microsoft Corporation without regard to your interests and thus may acquire non-public information about DexCom, Inc., Devon Energy Corporation or Microsoft Corporation. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to DexCom, Inc., Devon Energy Corporation or Microsoft Corporation, which may or may not recommend that investors buy or hold the underlying stock(s).

￭The antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the underlying stocks. MS & Co., as calculation agent, will adjust the adjustment factors for certain corporate events affecting the underlying stocks, such as stock splits, stock dividends and extraordinary dividends, and certain other corporate actions involving the issuers of the underlying stocks, such as mergers. However, the calculation agent will not make an adjustment for every corporate event that can affect the underlying stocks. For example, the calculation agent is not required to make any adjustments if the issuers of the underlying stocks or anyone else makes

October 2024 Page 14

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due October 7, 2027, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of DexCom, Inc., the Common Stock of Devon Energy Corporation and the Common Stock of Microsoft Corporation

Principal at Risk Securities

a partial tender or partial exchange offer for the underlying stocks, nor will adjustments be made following the final determination date. In addition, no adjustments will be made for regular cash dividends, which are expected to reduce the price of the underlying stocks by the amount of such dividends. If an event occurs that does not require the calculation agent to adjust an adjustment factor, such as a regular cash dividend, this may decrease the final share price of an underlying stock to be less than its respective downside threshold level (resulting in a loss of a significant portion or all of your investment in the securities), materially and adversely affecting your return.

October 2024 Page 15

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due October 7, 2027, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of DexCom, Inc., the Common Stock of Devon Energy Corporation and the Common Stock of Microsoft Corporation

Principal at Risk Securities

DexCom, Inc. Overview

Dexcom is a medical device company primarily focused on designing, developing and commercializing continuous glucose monitoring systems for use by people with diabetes and by healthcare providers. The DXCM Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by DexCom, Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 000-51222 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding DexCom, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the DXCM Stock is accurate or complete.

Information as of market close on October 3, 2024:

Bloomberg Ticker Symbol:	DXCM
Exchange:	Nasdaq
Current Stock Price:	$65.68
52 Weeks Ago:	$90.94
52 Week High (on 4/9/2024):	$140.45
52 Week Low (on 7/26/2024):	$64.00
Current Dividend Yield:	N/A

The following table sets forth the published high and low closing prices of, as well as dividends on, the DXCM Stock for each quarter from January 1, 2021 through October 3, 2024. The closing price of the DXCM Stock on October 3, 2024 was $65.68. The associated graph shows the closing prices of the DXCM Stock for each day from January 1, 2019 through October 3, 2024. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the DXCM Stock may have been adjusted for stock splits and other corporate events. The historical performance of the DXCM Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the DXCM Stock on any determination date, including the final determination date.

Common Stock of DexCom, Inc. (CUSIP 252131107)	High ($)	Low ($)	Dividends ($)
2021
First Quarter	104.735	84.788	-
Second Quarter	107.930	80.990	-
Third Quarter	143.183	106.710	-
Fourth Quarter	162.815	129.873	-
2022
First Quarter	130.198	94.078	-
Second Quarter	132.893	67.990	-
Third Quarter	94.18	76.35	-
Fourth Quarter	122.67	84.98	-
2023
First Quarter	122.92	104.00	-
Second Quarter	130.98	112.47	-
Third Quarter	137.93	86.06	-
Fourth Quarter	124.16	75.49	-
2024
First Quarter	140.10	114.22	-
Second Quarter	140.45	110.31	-
Third Quarter	116.06	64.00	-
Fourth Quarter (through October 3, 2024)	67.10	65.68	-

We make no representation as to the amount of dividends, if any, that DexCom, Inc. may pay in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of DexCom, Inc.

October 2024 Page 16

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due October 7, 2027, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of DexCom, Inc., the Common Stock of Devon Energy Corporation and the Common Stock of Microsoft Corporation

Principal at Risk Securities

Common Stock of DexCom, Inc. – Daily Closing Prices January 1, 2019 to October 3, 2024

This document relates only to the securities offered hereby and does not relate to the DXCM Stock or other securities of DexCom, Inc. We have derived all disclosures contained in this document regarding the DXCM Stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to DexCom, Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding DexCom, Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the DXCM Stock (and therefore the price of the DXCM Stock at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning DexCom, Inc. could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the DXCM Stock.

October 2024 Page 17

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due October 7, 2027, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of DexCom, Inc., the Common Stock of Devon Energy Corporation and the Common Stock of Microsoft Corporation

Principal at Risk Securities

Devon Energy Corporation Overview

Devon Energy Corporation is an energy company engaged primarily in the exploration, development and production of oil, natural gas and natural gas liquids. The DVN Stock is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Devon Energy Corporation pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-32318 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Devon Energy Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the DVN Stock is accurate or complete.

Information as of market close on October 3, 2024:

Bloomberg Ticker Symbol:	DVN
Exchange:	NYSE
Current Stock Price:	$41.79
52 Weeks Ago:	$45.75
52 Week High (on 4/10/2024):	$54.51
52 Week Low (on 9/26/2024):	$37.87
Current Dividend Yield:	2.11%

The following table sets forth the published high and low closing prices of, as well as dividends on, the DVN Stock for each quarter from January 1, 2021 through October 3, 2024. The closing price of the DVN Stock on October 3, 2024 was $41.79. The associated graph shows the closing prices of the DVN Stock for each day from January 1, 2019 through October 3, 2024. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the DVN Stock may have been adjusted for stock splits and other corporate events. The historical performance of the DVN Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the DVN Stock on any determination date, including the final determination date.

Common Stock of Devon Energy Corporation (CUSIP 25179M103)	High ($)	Low ($)	Dividends ($)
2021
First Quarter	25.61	16.13	0.11
Second Quarter	31.66	20.97	0.11
Third Quarter	35.75	24.93	0.11
Fourth Quarter	45.12	36.81	0.84
2022
First Quarter	62.50	45.57	1.00
Second Quarter	78.04	53.77	1.27
Third Quarter	74.14	51.00	1.55
Fourth Quarter	77.35	59.26	1.35
2023
First Quarter	65.76	45.12	0.89
Second Quarter	55.70	46.10	0.72
Third Quarter	54.00	46.41	0.49
Fourth Quarter	50.08	42.85	0.77
2024
First Quarter	50.18	40.69	0.44
Second Quarter	54.51	45.56	0.35
Third Quarter	48.65	37.87	0.22
Fourth Quarter (through October 3, 2024)	41.79	39.76	-

We make no representation as to the amount of dividends, if any, that Devon Energy Corporation may pay in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Devon Energy Corporation.

October 2024 Page 18

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due October 7, 2027, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of DexCom, Inc., the Common Stock of Devon Energy Corporation and the Common Stock of Microsoft Corporation

Principal at Risk Securities

Common Stock of Devon Energy Corporation – Daily Closing Prices January 1, 2019 to October 3, 2024

This document relates only to the securities offered hereby and does not relate to the DVN Stock or other securities of Devon Energy Corporation. We have derived all disclosures contained in this document regarding the DVN Stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Devon Energy Corporation. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Devon Energy Corporation is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the DVN Stock (and therefore the price of the DVN Stock at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Devon Energy Corporation could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the DVN Stock.

October 2024 Page 19

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due October 7, 2027, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of DexCom, Inc., the Common Stock of Devon Energy Corporation and the Common Stock of Microsoft Corporation

Principal at Risk Securities

Microsoft Corporation Overview

Microsoft Corporation develops, licenses and supports a range of software products and services, designs, manufactures and sells devices and delivers online advertising to a global customer audience. The MSFT Stock is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Microsoft Corporation pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-37845 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Microsoft Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the MSFT Stock is accurate or complete.

Information as of market close on October 3, 2024:

Bloomberg Ticker Symbol:	MSFT
Exchange:	Nasdaq
Current Stock Price:	$416.54
52 Weeks Ago:	$313.39
52 Week High (on 7/5/2024):	$467.56
52 Week Low (on 10/3/2023):	$313.39
Current Dividend Yield:	0.80%

The following table sets forth the published high and low closing prices of, as well as dividends on, the MSFT Stock for each quarter from January 1, 2021 through October 3, 2024. The closing price of the MSFT Stock on October 3, 2024 was $416.54. The associated graph shows the closing prices of the MSFT Stock for each day from January 1, 2019 through October 3, 2024. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the MSFT Stock may have been adjusted for stock splits and other corporate events. The historical performance of the MSFT Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the MSFT Stock at any time, including on the determination dates.

Common Stock of Microsoft Corporation (CUSIP 594918104)	High ($)	Low ($)	Dividends ($)
2021
First Quarter	244.99	212.25	0.56
Second Quarter	271.40	239.00	0.56
Third Quarter	305.22	271.60	0.56
Fourth Quarter	343.11	283.11	0.62
2022
First Quarter	334.75	275.85	0.62
Second Quarter	314.97	242.26	0.62
Third Quarter	293.47	232.90	0.62
Fourth Quarter	257.22	214.25	0.68
2023
First Quarter	288.30	222.31	0.68
Second Quarter	348.10	275.42	0.68
Third Quarter	359.49	312.14	0.68
Fourth Quarter	382.70	313.39	0.75
2024
First Quarter	429.37	367.75	0.75
Second Quarter	452.85	389.33	0.75
Third Quarter	467.56	395.15	0.75
Fourth Quarter (through October 3, 2024)	420.69	416.54	-

We make no representation as to the amount of dividends, if any, that Microsoft Corporation may pay in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Microsoft Corporation.

October 2024 Page 20

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due October 7, 2027, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of DexCom, Inc., the Common Stock of Devon Energy Corporation and the Common Stock of Microsoft Corporation

Principal at Risk Securities

Common Stock of Microsoft Corporation – Daily Closing Prices January 1, 2019 to October 3, 2024

This document relates only to the securities offered hereby and does not relate to the MSFT Stock or other securities of Microsoft Corporation. We have derived all disclosures contained in this document regarding the MSFT Stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Microsoft Corporation. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Microsoft Corporation is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the MSFT Stock (and therefore the price of the MSFT Stock at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Microsoft Corporation could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the MSFT Stock.

October 2024 Page 21

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due October 7, 2027, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of DexCom, Inc., the Common Stock of Devon Energy Corporation and the Common Stock of Microsoft Corporation

Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement or prospectus, the terms herein shall control.
Underlying stocks:	The accompanying product supplement refers to the underlying stocks as the “underlying shares.”
Underlying stock issuer:

With respect to the DXCM Stock, DexCom, Inc.

With respect to the DVN Stock, Devon Energy Corporation

With respect to the MSFT Stock, Microsoft Corporation

The accompanying product supplement refers to each underlying stock issuer as an “underlying company.”

Jump securities with auto-callable feature:	The accompanying product supplement refers to these jump securities with auto-callable feature as the “auto-callable securities.”
Postponement of maturity date:

If the final determination date is postponed due to a non-trading day or certain market disruption events so that it falls less than two business days prior to the scheduled maturity date, the maturity date will be postponed to the second business day following that final determination date as postponed, and no adjustment will be made to the payment at maturity paid on such postponed date.

Antidilution adjustments:

The following replaces in its entirety the portion of the section entitled “Antidilution Adjustments” in the accompanying product supplement for auto-callable securities from the start of paragraph 5 to the end of such section.

5. If (i) there occurs any reclassification or change of the underlying stock, including, without limitation, as a result of the issuance of any tracking stock by the underlying stock issuer, (ii) the underlying stock issuer or any surviving entity or subsequent surviving entity of the underlying stock issuer (the “successor corporation”) has been subject to a merger, combination or consolidation and is not the surviving entity, (iii) any statutory exchange of securities of the underlying stock issuer or any successor corporation with another corporation occurs (other than pursuant to clause (ii) above), (iv) the underlying stock issuer is liquidated, (v) the underlying stock issuer issues to all of its shareholders equity securities of an issuer other than the underlying stock issuer (other than in a transaction described in clause (ii), (iii) or (iv) above) (a “spin-off event”) or (vi) a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of the underlying stock (any such event in clauses (i) through (vi), a “reorganization event”), the method of determining whether an early redemption has occurred and the amount payable upon an early redemption date or at maturity for each security will be as follows:

●Upon any determination date following the effective date of a reorganization event and prior to the final determination date: If the exchange property value (as defined below) is greater than or equal to the then-applicable call threshold level, and the determination closing price (or exchange property value, if applicable) of each other underlying stock is also greater than or equal to its then-applicable call threshold level, the securities will be automatically redeemed for the relevant early redemption payment.

●Upon the final determination date, if the securities have not previously been automatically redeemed, the payment at maturity per security will equal:

➢If the exchange property value on the final determination date is greater than or equal to 70% of the respective initial share price, and the final share price (or exchange property value, if applicable) of each other underlying stock is greater than or equal to 70% of the respective initial share price: $1,930.00; or

➢If the exchange property value on the final determination date is less than 70% of the respective initial share price, or if the final share price (or exchange

October 2024 Page 22

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due October 7, 2027, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of DexCom, Inc., the Common Stock of Devon Energy Corporation and the Common Stock of Microsoft Corporation

Principal at Risk Securities

property value, if applicable) of any other underlying stock is less than 70% of the respective initial share price, but the exchange property value is greater than or equal to the respective downside threshold level, and the final share price (or exchange property value, if applicable) of each other underlying stock is greater than or equal to the respective downside threshold level: $1,000; or

➢If the exchange property value on the final determination date is less than the respective downside threshold level, or if the final share price (or exchange property value, if applicable) of any other underlying stock is less than its respective downside threshold level:

➢ If the worst performing underlying stock has not undergone a reorganization event as described in paragraph 5 above: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying stock.

➢ If the worst performing underlying stock has undergone a reorganization event as described in paragraph 5 above: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying stock. For purposes of calculating the share performance factor, the “final share price” of the worst performing underlying stock will be deemed to equal the cash value, determined as of the final determination date, of the securities, cash or any other assets distributed to holders of the worst performing underlying stock in or as a result of any such reorganization event, including (A) in the case of the issuance of tracking stock, the reclassified share of such worst performing underlying stock, (B) in the case of a spin-off event, the share of such worst performing underlying stock with respect to which the spun-off security was issued, and (C) in the case of any other reorganization event where such worst performing underlying stock continues to be held by the holders receiving such distribution, such worst performing underlying stock (collectively, the “exchange property”), per share of such worst performing underlying stock multiplied by the adjustment factor for such worst performing underlying stock on the final determination date.

In the event exchange property consists of securities, those securities will, in turn, be subject to the antidilution adjustments set forth in paragraphs 1 through 5.

For purposes of determining whether or not the exchange property value is less than the then-applicable call threshold level or downside threshold level, “exchange property value” means (x) for any cash received in any reorganization event, the value, as determined by the calculation agent, as of the date of receipt, of such cash received for one share of such underlying stock, as adjusted by the adjustment factor for such underlying stock at the time of such reorganization event, (y) for any property other than cash or securities received in any such reorganization event, the market value, as determined by the calculation agent in its sole discretion, as of the date of receipt, of such exchange property received for one share of such underlying stock, as adjusted by the adjustment factor for such underlying stock at the time of such reorganization event, and (z) for any security received in any such reorganization event, an amount equal to the closing price, as of the day on which the exchange property value is determined, per share of such security multiplied by the quantity of such security received for each share of such underlying stock, as adjusted by the adjustment factor for such underlying stock at the time of such reorganization event.

For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving consideration of particular types, exchange property shall be deemed to include the amount of cash or other property delivered by the offeror in the tender or exchange offer (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to exchange property in which an offeree may elect to receive cash or other property, exchange property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to

October 2024 Page 23

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due October 7, 2027, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of DexCom, Inc., the Common Stock of Devon Energy Corporation and the Common Stock of Microsoft Corporation

Principal at Risk Securities

receive cash.

Following the occurrence of any reorganization event referred to in paragraph 5 above, all references in this offering document and in the related product supplement with respect to the securities to “the underlying stock” shall be deemed to refer to the exchange property and references to a “share” or “shares” of the underlying stock shall be deemed to refer to the applicable unit or units of such exchange property, unless the context otherwise requires.

No adjustment to an adjustment factor will be required unless such adjustment would require a change of at least 0.1% in the adjustment factor then in effect. The adjustment factor resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward. Adjustments to the adjustment factors will be made up to the close of business on the final determination date.

No adjustments to the adjustment factors or method of calculating the adjustment factors will be required other than those specified above. The adjustments specified above do not cover all events that could affect the determination closing price or the final share price of an underlying stock, including, without limitation, a partial tender or exchange offer for an underlying stock.

The calculation agent shall be solely responsible for the determination and calculation of any adjustments to the adjustment factors or method of calculating the adjustment factors and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraphs 1 through 5 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

The calculation agent will provide information as to any adjustments to the adjustment factors or to the method of calculating the amount payable at maturity of the securities made pursuant to paragraph 5 above upon written request by any investor in the securities.

Denominations:	$1,000 per security and integral multiples thereof
Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notice to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final determination date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final determination date as postponed.

In the event that the securities are subject to early redemption, the issuer shall, (i) on the business day following the applicable determination date, give notice of the early redemption of the securities and the applicable early redemption payment, including specifying the payment date of the applicable amount due upon the early redemption, (x) to each registered holder of the securities by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid and (ii) on or prior to the early redemption date, deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall

October 2024 Page 24

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due October 7, 2027, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of DexCom, Inc., the Common Stock of Devon Energy Corporation and the Common Stock of Microsoft Corporation

Principal at Risk Securities

be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to each stated principal amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities, if any, to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

October 2024 Page 25

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due October 7, 2027, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of DexCom, Inc., the Common Stock of Devon Energy Corporation and the Common Stock of Microsoft Corporation

Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

There is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority. Our counsel, Davis Polk & Wardwell LLP, is unable to render a definitive opinion on the tax treatment of the securities at this time as such opinion is dependent in part upon market conditions on the pricing date. Our counsel’s opinion will therefore be provided only on the pricing date. However, under current law, and based on current market conditions, our counsel believes that it is at least reasonable to treat a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.

There is a risk that the Internal Revenue Service (the “IRS”) may seek to treat all or a portion of the gain on the securities as ordinary income. For example, there is a risk (which, depending on the market conditions on the pricing date, could be substantial) that the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the securities as ordinary income.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for auto-callable securities, Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the securities and current market conditions, we expect that the securities will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the final pricing supplement. Assuming that the securities do not have a delta of one with

October 2024 Page 26

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due October 7, 2027, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of DexCom, Inc., the Common Stock of Devon Energy Corporation and the Common Stock of Microsoft Corporation

Principal at Risk Securities

respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 5 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to October 3, 2024, we will hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the underlying stocks, in futures and/or options contracts on the underlying stocks, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial share price of an underlying stock, and, therefore, could increase (i) the value at or above which such underlying stock must close on the determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying stocks) and (ii) the downside threshold level for such underlying stock, which is the value at or above which such underlying stock must close on the final determination date so that you are not exposed to the negative performance of the worst performing underlying stock at maturity (depending also on the performance of the other underlying stocks). These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of any underlying stock on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity, if any (depending also on the performance of the other underlying stocks). For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $ per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and

October 2024 Page 27

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due October 7, 2027, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of DexCom, Inc., the Common Stock of Devon Energy Corporation and the Common Stock of Microsoft Corporation

Principal at Risk Securities

other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” beginning on page 3.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. When you read the accompanying product supplement, please note that all references in such supplement to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement for auto-callable securities if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this document are defined in the product supplement for auto-callable securities or in the prospectus.

October 2024 Page 28